                                                                   Exhibit 10.11


                         MANAGEMENT SERVICES AGREEMENT

                                    BETWEEN

                 NU SKIN INTERNATIONAL MANAGEMENT GROUP, INC.

                                      AND

                          NU SKIN JAPAN COMPANY LTD.

                               TABLE OF CONTENTS


ARTICLE 1
          DEFINITIONS..................................................1
          -----------
          "Agreement"..................................................1
          "Consulting Personnel".......................................1
          "Direct Expenses"............................................1
          "Expatriate Personnel".......................................2
          "Allocable Expenses".........................................2
          "Management and Consulting Services".........................2

ARTICLE 2
          MANAGEMENT AND CONSULTING SERVICES...........................2
          ----------------------------------
          Services.....................................................2
          Performance of Services......................................2
          Expatriate Employees.........................................3
          Approval of Services.........................................3

ARTICLE 3
          COMPENSATION OF SERVICE PROVIDER.............................3
          --------------------------------
          3.1(a) Compensation for Services by Consulting Personnel.....3
          Determination of Allocable Expenses..........................3
          Currency.....................................................3
          Payment and Invoicing........................................4

ARTICLE 4
          PREPARATION AND SHARING OF REPORTS AND INFORMATION
          --------------------------------------------------
          Periodic Reports on Management and Consulting Services.......4
          Time Allocation Study........................................4
          Sharing of Information and Witnesses.........................4

ARTICLE 5
          NON-DISCLOSURE OF CONFIDENTIAL INFORMATION...................6
          ------------------------------------------

ARTICLE 6
          TERM.........................................................6
          ----

ARTICLE 7
          TERMINATION..................................................7
          -----------

ARTICLE 8
          EFFECT OF TERMINATION........................................8
          ---------------------
          Cessation of Rights..........................................8

ARTICLE 9
          COMPLIANCE WITH APPLICABLE LAWS..............................9
          -------------------------------
          Compliance Generally.........................................9
          Authorizations...............................................9
          Business Practices...........................................9

ARTICLE 10
          GENERAL PROVISIONS...........................................9
          ------------------
          Assignment...................................................9
          Notices.....................................................10
          Waiver and Delay............................................10
          Force Majeure...............................................10
          Governing Law and Dispute Resolution........................11
          Applicability of Post-Effective Laws........................11
          Integrated Contract.........................................12
          Modifications and Amendments................................12
          Severability................................................12
          Counterparts and Headings...................................12

                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------


     This MANAGEMENT SERVICES AGREEMENT is made and entered into effective August 15, 1996 between Nu Skin International Management Group, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "NSIMG") and Nu Skin Japan Company, Limited, a corporation organized under the laws of Japan and the State of Delaware, U.S.A. (hereinafter referred to as "NSJ"). NSIMG and NSJ shall hereinafter be collectively referred to as the "Parties" and each shall be individually referred to as a "Party."


                              W I T N E S S E T H
                              -------------------

     WHEREAS, NSIMG desires to provide Management and Consulting Services (as hereinafter defined) to NSJ and NSJ desires to obtain such Management and Consulting Services from NSIMG;

     NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, the following terms shall have the meaning set out below:

     1.1 "AGREEMENT" shall mean this Management Services Agreement between NSIMG and NSJ, as the same may be modified, amended or supplemented from time to time.

     1.2 "CONSULTING PERSONNEL" shall mean employees of NSIMG or, with the consent of NSJ, such other persons or entities as NSIMG may retain, hire, or otherwise contract with for the provision of Management and Consulting Services on behalf of, or in conjunction with, NSIMG.

     1.3 "DIRECT EXPENSES" shall mean all expenses incurred in the provision of Management and Consulting Services for NSJ, which expenses are measured solely for the benefit of NSJ, including, without limitation, certain salary costs, benefits and business expenses, convention expenses and travel expenses.


     1.4 "EXPATRIATE PERSONNEL" shall mean Consulting Personnel who reside in Japan and are seconded to NSJ for a definite or indefinite period of time to perform Management and Consulting
               Services.

     1.5 "ALLOCABLE EXPENSES" shall mean all expenses other than Direct Expenses including without limitation, the following: rents, utilities, telephone, equipment, recruitment, office supplies, and other overhead expenses, certain salary costs and expenses related to conventions, travel and accommodations at anniversary events, the permitted use and appropriation of the names and likeness of directors, and executive officials of NSJ or NSIMG, telephone calls and counseling and conferences and meetings with country managers and distributor leaders.

     1.6 "MANAGEMENT AND CONSULTING SERVICES" shall mean the following services: management, legal, financial, marketing and distribution support/training, public relations, international expansion, human resources, strategic planning, product development and operations administration and such other services as the Parties may agree to from time to time.


     1.7 "NSI" shall mean Nu Skin International, Inc., a corporation duly organized and existing under the laws of the state of Utah.

                                   ARTICLE 2

               MANAGEMENT AND CONSULTING SERVICES
               ----------------------------------

     2.1 SERVICES. NSIMG hereby agrees to provide Management and Consulting Services to NSJ as NSJ may request from time to time, until termination of this Agreement. NSJ agrees to reimburse and compensate NSIMG for Management and Consulting Services rendered pursuant to this Agreement in accordance with the applicable compensation and invoicing provisions hereof.

     2.2 PERFORMANCE OF SERVICES. Unless otherwise agreed between the Parties, the Management and Consulting Services shall be provided through Consulting Personnel, as requested by NSJ.

     2.3 EXPATRIATE EMPLOYEES. The Parties shall agree to the terms and circumstances pursuant to which a Consulting Employee may be assigned as an Expatriate Employee to work at NSJ; provided that
                                                                  --------
               nothing in this Agreement shall be interpreted to mean that NSIMG must make available any Consulting Employee to work at NSJ as an Expatriate Employee.

     2.4 APPROVAL OF SERVICES. NSJ hereby agrees that, by accepting and paying invoices as provided in Article 3 herein, NSJ will be deemed to have approved the nature and extent the Management and Consulting Services so invoiced.

                                   ARTICLE 3

                       COMPENSATION OF SERVICE PROVIDER
                       --------------------------------


     3.1 3.1(A) COMPENSATION FOR SERVICES BY CONSULTING PERSONNEL. NSJ agrees to compensate NSIMG for Management and Consulting Services that it provides to NSJ through Consulting Personnel (other than Expatriate Personnel) in the form of a fee equal to the Direct Expenses and Allocable Expenses incurred by NSIMG for Management and Consulting Services provided to NSJ by Consulting Personnel plus three percent (3%) of such Direct Expenses and Allocable Expenses, as such feemay be adjusted from time to time by mutual agreement of the Parties; provided that unless, otherwise agreed
                                         --------
               between the Parties, Allocable Expenses shall not, for any period, exceed one and one-half percent (1 1/2%) of NSJ's revenues for such period.

               3.1(B) REIMBURSEMENT OF COST OF EXPATRIATE PERSONNEL. NSJ agrees to reimburse NSIMG for any direct costs of Expatriate Personnel incurred by NSIMG attributable to such Expatriate Personnel seconded to NSI.

     3.2 DETERMINATION OF ALLOCABLE EXPENSES. Allocable Expenses for any period shall be equal to the total Allocable Expenses incurred by NSI or NSIMG's internal departments for such period multiplied by the percentage of such Allocable Expenses allocable to NSJ pursuant to the then applicable time allocation study prepared pursuant to Section 4.2 hereof.

     3.3 CURRENCY. Any compensation to be paid to NSIMG for Management and Consulting Services rendered pursuant to this Agreement shall be paid in United States Dollars.

     3.4 PAYMENT AND INVOICING. Within thirty (30) days after the end of each month, NSIMG shall prepare and deliver an invoice to the NSJ setting forth the fees payable hereunder for Management and Consulting Services rendered pursuant to this Agreement during such month.

     3.5 Payments due under this Agreement shall be due and payable within sixty (60) days after the date of dispatch of the invoice for such payments.

     3.6 Without limiting any of Parties' other rights and remedies under this Agreement, amounts outstanding under the terms of this Agreement not paid within sixty (60) days from the date due and payable, and as set forth in the payment provisions herein, shall bear interest at the prime interest rate as reported in the Wall
                                                                           ----
               Street Journal plus two percent (2%) for the full period
               --------------
               outstanding. Whether or not interest charges are actually levied is at the discretion of the Party to whom payment is due and payable.

                                   ARTICLE 4

       PREPARATION AND SHARING OF REPORTS AND INFORMATION
       --------------------------------------------------

     4.1 PERIODIC REPORTS ON MANAGEMENT AND CONSULTING SERVICES. NSJ may, upon thirty (30) days' written notice, request operations reports of NSIMG setting forth such information regarding the Management and Consulting Services provided under this Agreement and for such time periods as NSJ shall reasonably request.


     4.2 TIME ALLOCATION STUDY. NSIMG has prepared a study accurately reflecting the allocation of time spent by NSIMG's internal department and consulting personnel on the services provided to NSJ under this Agreement. The study shall be updated on a quarterly basis. NSJ may request a copy of the then applicable such time allocation study from NSIMG upon thirty (30) days' written notice.


     4.3 SHARING OF INFORMATION AND WITNESSES. At all times during the term of this Agreement and for a period of three years thereafter, each of the Parties shall maintain at its principal place of business full, complete and accurate books of account and records with regard to its activities under this Agreement. In addition to the books and records pursuant to Section 4.3, NSIMG and NSJ may from time to time have in their possession or under their control (or the control of persons or entities which have rendered services to time) additional books, records, contracts, instruments, data and other information (together with the books and records referred to in the first sentence of this Section 4.3, the "Information") which may prove necessary or desirable to the other in connection with the other's business. Accordingly,
               (i) NSIMG shall provide to NSJ, and NSJ shall provide to NSIMG upon the other's request, at all reasonable times, full and complete access to (including access to persons with respect to, and all Information as the other may reasonably request and require in the conduct of its business, and (ii) NSIMG shall make available to NSJ and NSJ shall make available to NSIMG, upon the other's request, such persons as may reasonably be required to assist with any legal, administrative or other proceedings in which NSJ or NSIMG, as the case may be, may from time to time be involved. The Information shall include, without limitation, information sought for audit, accounting, claims, litigation and tax purposes as well as for, in the case of NSJ, purposes of fulfilling disclosure and reporting obligations under the United States securities laws. The party providing Information or making available witnesses shall be entitled to receive from the other party, upon the presentation of invoices therefor, payment for its reasonable out-of-pocket expenses incurred in connection therewith (but not the labor costs thereof), but shall not be entitled to receive any other payment with respect thereto. Nothing in this Agreement shall require either party to reveal to the other any information if to do so would violate such party's written and enforceable duty of confidence to a third party from whom or which such information was obtained; under such circumstances, however, the parties shall work together to obtain a release of such information without violation of such duty of confidence.

                                   ARTICLE 5

                  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
                  ------------------------------------------

     All trade secrets, proprietary technology, know-how or other non-public or proprietary business or technical information owned or used by NSIMG or NSJ and supplied to or acquired by the other whether in oral or documentary form (the "Confidential Information") shall be supplied and acquired in confidence and shall be solely for the use of the receiving party pursuant to this Agreement and such party shall keep the Confidential Information confidential and shall not disclose the same, at any time during the term of this Agreement or after its termination, except to its employees for the purposes of its business in accordance with this Agreement and except as may be required by law; provided that if the receiving party determines that a disclosure is required by law, the receiving party shall notify the disclosing party in order to give the disclosing party an opportunity to seek an injunction or otherwise attempt to keep the Confidential Information confidential. The receiving party shall, at the request of the disclosing party, destroy or return the Confidential Information without retaining copies if, as and when this Agreement is terminated or expires. For purposes of this Agreement, the term "Confidential Information" shall not include information or documents that (i) become generally available to the public other than as a result of a disclosure by the receiving party, (ii) was otherwise lawfully available to the receiving party, or (iii) was generated independently by the receiving party. The provisions of this Article shall survive termination of this Agreement.

                                   ARTICLE 6

                                     TERM
                                     ----


    Subject to Article VII hereof, this Agreement shall be for a term ending on December 31, 2016; provided, however, that (i) Blake M. Roney, Nedra D. Roney, Sandie N. Tillotson, Craig Tillotson, Craig Bryson, Steven J. Lund, Brooke B. Roney, Kirk V. Roney and Keith R. Halls (the "Existing Stockholders"), or members of their families, or trusts or foundations established by or for the benefit of the Existing Stockholders or members of their families on a combined basis no longer beneficially own a majority of the voting stock of Nu Skin Asia Pacific, Inc ("Nu Skin Asia"), or (ii) the Existing Stockholders, or members of their families, or trusts or foundations established by or for the benefit of the Existing Stockholders or members of their families on a combined basis no longer beneficially own a majority of the voting stock of NSI.

                                   ARTICLE 7

                                  TERMINATION
                                  -----------

     7.1 This Agreement may be terminated by either Party immediately or at any time after the occurrence of any of the following events:

               (a) the other Party shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, compensation or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar action; or

               (b) there shall be commenced against the other Party any case, proceeding or other action of a nature referred to in clause (a) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days. Events described in clauses (a) and (b) of this Section 7.1(a) shall be referred to as a Bankruptcy Event. If a Bankruptcy Event occurs, all amounts owing under this Agreement shall become immediately due and payable, without any notice thereof; or


               (c) if the other Party causes or allows a judgment in excess of twenty-five million dollars ($25,000,000) to be entered against it or involuntarily allows a lien, security interest, or other encumbrance to attach to its assets which secures an amount in excess of twenty-five million dollars ($25,000,000).

     7.2 This Agreement may be terminated by either Party, if the other Party is in default in the performance of any material obligation under this Agreement and such default has not been cured within sixty (60) days after receipt of written notice of such default by the defaulting Party; or

     7.3 This Agreement may be terminated by NSIMG if Nu Skin Asia Pacific, Inc. shall no longer own or control a majority of the voting interest in NSJ, with such termination to take effect thirty (30) days after NSI gives written notice to NSJ of the occurrence of a change in control and its intention to terminate this Agreement based thereon.


     7.4 NSJ may terminate any specific Management and Consulting Service provided pursuant to this Agreement by providing written noticed thereof to NSIMG not less than sixty (60) days prior to the desired termination date. NSIMG may discontinue providing any specific Management and Consulting Service provided pursuant to this Agreement by providing written notice thereof to the NSJ not less than sixty (60) days prior to the desired termination date; provided, however, that NSIMG shall not deliver any such notice
               --------  -------
               in respect of any service to the extent that NSIMG continues to provide such service to any other international affiliate of NSIMG.

                                   ARTICLE 8

                             EFFECT OF TERMINATION

     8.1 CESSATION OF RIGHTS. Upon expiration or termination (collectively, the "Termination") of this Agreement for any reason whatsoever, all rights and obligations of the Parties hereunder shall cease; provided, however, that upon Termination
                                      --------  -------
               of this Agreement, no Party shall be released from its obligations to pay monies due or to become due or to complete any unfulfilled obligations under this Agreement, and the provisions of Article 5 shall service such Termination.

     8.2 DAMAGES. Upon the Termination of this Agreement for any reason, no Party shall be liable or obligated to the other Party with respect to any payments, future profits, exemplary, special or consequential damages, indemnifications or other compensation regarding such Termination, and, except as otherwise required by applicable law, each Party hereby waives and relinquishes any rights, pursuant to law or otherwise, to any such payments, indemnifications or compensation.

                                   ARTICLE 9

                 COMPLIANCE WITH APPLICABLE LAWS
                 -------------------------------

     9.1 COMPLIANCE GENERALLY. In the performance of its obligations under this Agreement, the Parties shall, at all times, strictly comply with all applicable laws, regulations and orders of the countries and jurisdictions in which they operate and such United States laws as outlined in paragraph 9.3 of this Article.

     9.2 AUTHORIZATIONS. Each Party shall, at its own expense, make, obtain and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations required under applicable law, regulations or orders in order for it to perform its obligations under this Agreement.

     9.3 BUSINESS PRACTICES. In conformity with the United States Foreign Corrupt Practice Act and with the Parties' established corporate policies regarding business practices, the Parties and their respective employees shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision (including a decision not to act) of an official of any Government or of an employee or any company or including such a person to use his influence to effect any such act or decision in order to assist any of the Parties in obtaining, retaining or directing any business.

                                  ARTICLE 10

                              GENERAL PROVISIONS
                              ------------------

     10.1 ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that no Party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of all the other Party's authorized representatives (which consent may be granted or withheld). Any attempted assignment by any Party without the prior written consent of the other Party shall be void and unenforceable.

     10.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile to the facsimile number as may be provided from time to time by each Party to the other, at the time that receipt thereof has been confirmed by return electronic communication signal that the message has been received, or if sent by reputable international courier service three (3) days after dispatch addressed to the Parties at the addresses outlined hereafter. Either Party may change its facsimile number or address by a notice given to the other Party in the manner set forth as follows:

If to NSIMG:

               Attn:  Chief Operating Officer
               75 West Center, Provo, Utah 84601 USA
               (801) 345-5500
               (801) 345-5999 Fax

If to NSJ:


               Attn: General Manager
               Shinjuku I-Land Tower, 23rd Floor
               6-5-1 Nishishinju-ku, Shinjuku-ku
               Tokyo, Japan 163-13
               (813) 5321-3600
               (813) 5321-3799 Fax

     10.3 WAIVER AND DELAY. No waiver by any Party of any breach or default in performance by any other Party, and no failure, refusal or neglect of any Party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other Party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by any Party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

     10.4 FORCE MAJEURE. The Parties shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labour disputes, freight embargoes or transportation delays, shortage of labour, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a Party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a Party. If an event of force majeure should occur, the affected Party shall promptly give notice thereof to the other Party and such affected Party shall use its reasonable best efforts to cure or correct any such event of force majeure.


     10.5 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, applicable to contracts made and to be wholly performed within such State. Any dispute arising out of this Agreement, if not resolved by mutual agreement of NSIMG and NSJ within 30 days after written notice of such dispute is given by NSIMG or NSJ, as the case may be, shall be resolved through arbitration with the Utah office and division of the American Arbitration Association ("AAA"). If the dispute is not resolved within such 30-day period, the Parties shall petition the AAA to promptly appoint a competent, disinterested person to act as such arbitrator. Within 30 days after the designation or appointment of such arbitrator, such arbitrator shall be required to commence the arbitration proceeding in the state of Utah at a time and place to be fixed by the arbitrator, who shall so notify NSIMG and NSJ. Such arbitration proceeding shall be conducted in accordance with the applicable rules and procedures of the AAA, and/or as otherwise may be agreed by NSIMG and NSJ and may be enforced in any court of competent jurisdiction. The expenses and costs of such arbitration shall be divided and borne equally by NSIMG and NSJ; provided, that such of NSIMG and NSJ shall pay all fees and expenses incurred by it in presenting or defending against such claim, right or cause of action.

     10.6 APPLICABILITY OF POST-EFFECTIVE LAWS. The Parties agree that neither the Vienna Convention on the International Sale of Goods nor any such similar law, treaty or act that becomes effective during the term of this Agreement shall be applicable to this Agreement or the transactions contemplated hereunder.

     10.7 INTEGRATED CONTRACT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understanding (both oral and written) of the Parties.

     10.8 MODIFICATIONS AND AMENDMENTS. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by all Parties.

     10.9 SEVERABILITY. To the extent that any provision of this Agreement is (or, in the opinion of counsel mutually acceptable to all Parties, would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction relevant to the Parties, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

     10.10 COUNTERPARTS AND HEADINGS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives.

NU SKIN INTERNATIONAL MANAGEMENT GROUP, INC.



By: ___________________________________
Name:
Title:


NU SKIN JAPAN COMPANY, LIMITED



By: ___________________________________
Name:
Title: